Exhibit 10.2

Rent Supplement

(Permian Lease)

December 31, 2017

This Rent Supplement (this “Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on December 31, 2017 to memorialize supplements to the Permian Lease (as defined below). Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the Permian Lease.

WHEREAS, concurrently with the execution of this Supplement, Lessor and Lessee are entering into the Permian Lease Agreement dated December 31, 2017 (as amended from time to time in accordance with its terms, the “Permian Lease”); and

WHEREAS, the Parties wish to enter into this Rent Supplement pursuant to Section 3.2(a) of the Permian Lease to establish Rent with respect to the Permian Assets that are in service as of the Effective Date, as well as with respect to the Incremental CapEx that the Parties expect during 2018.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Permian Lease, except as supplemented by this Supplement, shall remain in full force and effect.

Incremental CapEx:

2018	$10,025,211	*
	$58,071,834	**
(Total 2018)	$68,097,045	***

* Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2018, with an expected weighted average in-service date of May 1, 2018.

** Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2018. Of the 2018 transmission Incremental CapEx, an aggregate of $446,511 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”), an aggregate of $7,255,992 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”), and an aggregate of $50,369,331 is expected to be placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”) and included in the first 2019 Regulatory Order. The Parties expect the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of September 1, 2018. The Parties expect the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018, and the first 2019 Regulatory Order to be effective on May 1, 2019.

*** Represents the total amount of transmission and distribution Incremental CapEx that the Parties expect to be placed in service during 2018.

Lessee CapEx: N/A

PERMIAN LEASE

Base Rent:

2018	$54,227,931	*
2019	$58,740,528	**
2020	$59,531,262

* Lessee will make a monthly 2018 Base Rent payment of $4,490,922 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018). Lessee will then make a 2018 Base Rent payment of $4,495,600 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting Prior Stub-Year CapEx (as defined below) and First 2018 CapEx and commencing June 1, 2018, which is the expected effective date of Lessee’s first 2018 Regulatory Order. Subsequently, Lessee will make a 2018 Base Rent payment of $4,571,631 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which is the expected effective date of Lessee’s second 2018 Regulatory Order. The Parties estimate the Rate Base of the Permian Assets to be $414,497,906 as of the Effective Date, of which $8,284,210 has not yet been included in a Regulatory Order but is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“Prior Stub-Year CapEx”).

** Lessee will make a monthly 2019 Base Rent payment of $4,543,188 on the 15th day of each month beginning on March 15, 2019 through June 15, 2019 (with respect to January 2019 through April 2019). Subsequently, Lessee will make a 2019 Base Rent payment of $5,070,972 on the 15th day of each month beginning on July 15, 2019 through February 15, 2020 (with respect to May 2019 through December 2019), with the increase in monthly Base Rent reflecting 2018 Stub-Year CapEx and commencing May 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order.

Percentage Rent

Percentages:

2018	0%
2019	0%
2020	0%

Annual Percentage Rent Breakpoints: N/A

Revenues Attributable to Lessee CapEx: N/A

TCOS Allocation: N/A

Allocated Other Revenue: N/A

Term of Rent Supplement: Expires 12/31/20

PERMIAN LEASE

The Parties have executed this Supplement to the Permian Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

PERMIAN LEASE